                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statement of our report dated January 17, 1997, relating to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 1996, and 1995, and the related consolidated statements of income, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, Annual Report on Form 10-K of TEPPCO Partners, L.P. and our report dated December 19, 1997, relating to the consolidated balance sheet of Texas Eastern Products Pipeline Company as of December 31, 1996, which report appears in the Current Report on Form 8-K filed December 22, 1997, of TEPPCO Partners, L.P. and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG Peat Marwick LLP



Houston, Texas
December 30, 1997